FOR IMMEDIATE RELEASE

OXFORD MEDIA APPOINTS NEW BOARD MEMBER, DAVID P. MALM

IRVINE, CA, June 5, 2006 -- Oxford Media, Inc. (OTCBB: OXMI), a leading developer of scalable, turnkey digital and hybrid VOD and PPV entertainment systems, announced today that the Company has appointed David P. Malm to its Board of Directors.

David Malm is a General Partner of Halpern, Denny & Co. a private equity firm with more than $600 million of committed capital. Prior to forming Halpern, Denny & Co., Mr. Malm was an associate at Bain Capital, where he was responsible for strategic analysis, financial analysis and transaction structuring of leveraged buyouts in a variety of industries. Previous to joining Bain Capital, he worked in the strategy consulting practice at Bain & Company. And prior he worked in the Investment Banking Group at Morgan Stanley & Company.

Mr. Malm serves on the Board of Directors of Team Express, Beacon Hospice, Access Spectrum, Pathfire, Decision Management International, EnduraCare Therapy Management, OnCURE Medical Corp. and Total Sleep Holdings, Inc., and has served on several video and media industry board of directors such as Ascent Media Group and Todd-AO Corporation.

Mr. Malm is a graduate of Brown University, magna cum laude, and received an M.B.A. from the Harvard Business School.

“We are pleased to have someone of David’s caliber join our board. His breath of deal experience, financial acumen and industry knowledge is a great addition to Oxford Media”, said Lew Jaffe, CEO of Oxford Media, Inc. He continued saying, “The addition of David shows our dedication to good corporate governance as we now have a majority of independent directors serving on the Oxford Media, Inc. board.”

About Oxford Media, Inc.

Oxford Media is a leading developer of scalable, turnkey digital and hybrid VOD and PPV entertainment systems. Its systems offer hotel guests a variety of video content on-demand including the latest first-run Hollywood Movies, while providing hotel owners with a positive return on invest from the systems. Oxford Media’s market is mainly comprised of small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties between 50 to 300 rooms comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market.

Oxford's wholly owned subsidiary Creative Business Concepts, Inc. is a wireless and business systems provider specializing in WiFi/WiMAX, IT Security and IT Integration, and Telecom. As part of these service offerings, CBC designs and installs specialty communication systems for data, voice, video, and telecom. www.oxfordmediainc.com

Note: All Oxford Media, Inc. issued press releases appear on the Company's website (http://www.oxfordmediainc.com). Any announcement that does not appear on the Oxford Media, Inc. website has not been issued by Oxford Media, Inc.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

Oxford Media, Inc.	or	The Del Mar Consulting Group, Inc.
(949) 341-0050		(858) 794-9500
lisamarie@oxfordmediainc.com		bprag@delmarconsulting.com